EXHIBIT 99.1

The Trade Desk Reports Second Quarter Financial Results

LOS ANGELES, Aug. 09, 2018 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2018.

“There is strong momentum to diversify the way advertisers spend on digital. We continued to see marketers spend disproportionately more with The Trade Desk as they look beyond the few search and social sites that historically captured the most advertising dollars. Our strategy of being the best platform for media buying and not owning or arbitraging media is more valuable today than it ever was,” said Jeff Green, founder and CEO of The Trade Desk. “We broke our previous revenue record and surpassed our own expectations during the second quarter.  Record revenue of $112.3 million was a 54% increase year over year which equaled the 54% year over year increase we had last year in the second quarter. Net income was a record $19.3 million. Connected TV, audio, mobile and video led our channel growth.  Our momentum continued with additional large customer wins and robust international growth. During the quarter, we also launched the Next Wave, the biggest product launch in our company’s history. The Next Wave includes three game-changing components: Koa™, a powerful artificial intelligence (AI) agent; The Trade Desk Planner, a data-driven media planning tool; and Megagon™, our intuitive new user experience.”

Second Quarter 2018 Financial Highlights:

The following table summarizes our consolidated financial results for the periods ended June 30, 2018 and 2017 ($ in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP Results
Revenue	$112.3	$72.8	$198.0	$126.2
Increase in revenue year over year	54%	54%	57%	63%
Net Income	$19.3	$18.8	$28.4	$23.8
Diluted EPS	$0.43	$0.43	$0.63	$0.54

Non-GAAP Results
Adjusted EBITDA	$36.9	$25.3	$55.8	$31.5
Adjusted EBITDA Margin	33%	35%	28%	25%
Non-GAAP Net Income	$27.2	$23.0	$42.6	$30.9
Non-GAAP Diluted EPS	$0.60	$0.52	$0.95	$0.71

Second Quarter and Recent Business Highlights Include:

  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel spend highlights include:
    Mobile (in-app, video and web) grew 89% from Q2 2017 to Q2 2018.
    Mobile increased to 45% of gross spend for the quarter, its highest percentage ever, highlighting the growing importance of this channel to advertisers.
    Connected TV more than doubled from Q1 2018 to Q2 2018.
    Audio grew 191% from Q2 2017 to Q2 2018.
    Mobile video grew 156% from Q2 2017 to Q2 2018.
    Mobile in-app grew 104% from Q2 2017 to Q2 2018.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 18 quarters.
  New Products and Features: On June 26, 2018, The Trade Desk launched a range of new products that will help advertisers use data-driven insights to plan, forecast, and buy digital media more effectively than ever before. Collectively referred to as the Next Wave, this release includes three transformative products:
    Koa™ is powerful AI that improves advertisers’ decisioning and accelerates campaign performance. Koa™’s robust and transparent forecasting engine is built on The Trade Desk’s valuable data set – including nearly nine million queries every second – to help buyers extend audience reach and spend more efficiently.
    The Trade Desk Planner is a data-driven media planning tool that delivers audience insights and informs ad strategies across channels and devices.
    Megagon™ is an intuitive new user interface that proactively surfaces tailored insights and offers Koa™ recommendations to help advertisers make real-time optimization decisions. Megagon™ helps buyers save time and advertising budget without sacrificing transparency and control.

    The Trade Desk’s enhanced platform allows advertisers to:
    Easily plan and immediately activate cross-channel campaigns that identify high-value opportunities before spending a single dollar in market.
    Have immediate visibility into the impact on scope and spend for every optimization made or setting selected in the platform.
    Make smarter, more effective optimizations with customized, data-driven Koa™ recommendations.

Third Quarter and Revised Full Year 2018 Outlook:

Mr. Green added, “Programmatic is the fastest growing segment of advertising and the Trade Desk is going faster than anyone in programmatic. We continue to see momentum as ad dollars shift to our platform, and as such, we now expect revenue to be at least $456 million for the full year. We continue to make aggressive, yet prudent investments in our business in our key growth areas, such as mobile, video, connected TV and expanding our global infrastructure, and we now expect our adjusted EBITDA for 2018 to be $140 million.”

The Trade Desk is providing its financial targets for the third quarter of 2018 and revised targets for its fiscal year 2018. The Company’s financial targets are as follows:

Third Quarter 2018:

  Revenue of $116 million
  Adjusted EBITDA of $33 million

Full Year 2018

  Revenue at least $456 million, revised from $433 million
  Adjusted EBITDA of $140 million, revised from $133 million

Reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, secondary offering costs and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation and secondary offering costs. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% and 40% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS for the 2018 and 2017 periods, respectively. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter Fiscal Year 2018 Results Webcast and Conference Call Details

  When: August 9, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782.  For callers outside the United States, please dial 1-201-689-8567.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in the United States, please dial 877-481-4010 (replay code: 35276).  Outside the United States, please dial 1-919-882-2331 (replay code: 35276). The audio replay will be available via telephone until August 16, 2018.

About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and, social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA.  When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$112,333	$72,804	$198,001	$126,156
Operating expenses:
Platform operations	26,601	15,151	49,498	27,700
Sales and marketing	20,690	14,166	36,720	26,642
Technology and development	19,484	12,135	37,185	22,596
General and administrative	19,396	11,658	38,506	27,588
Total operating expenses	86,171	53,110	161,909	104,526
Income from operations	26,162	19,694	36,092	21,630
Total other expense, net	1,064	1,303	1,764	2,095
Income before income taxes	25,098	18,391	34,328	19,535
Provision for (benefit from) income taxes	5,755	(458)	5,915	(4,223)
Net income	$19,343	$18,849	$28,413	$23,758
Earnings per share:
Basic	$0.46	$0.47	$0.68	$0.60
Diluted	$0.43	$0.43	$0.63	$0.54
Weighted average shares outstanding:
Basic	42,174	40,046	41,903	39,609
Diluted	45,242	43,944	44,895	43,752

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Platform operations	$1,107	$496	$1,903	$725
Sales and marketing	2,759	1,238	4,724	1,777
Technology and development	2,534	1,326	4,892	1,991
General and administrative	2,858	1,131	5,022	2,020
Total	$9,258	$4,191	$16,541	$6,513

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$141,681	$155,950
Accounts receivable, net	645,555	599,565
Prepaid expenses and other current assets	13,170	10,298
Total current assets	800,406	765,813
Property and equipment, net	23,031	17,405
Deferred income taxes	3,359	3,359
Other assets, non-current	12,609	10,587
Total assets	$839,405	$797,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$503,208	$490,377
Accrued expenses and other current liabilities	28,376	28,155
Total current liabilities	531,584	518,532
Debt, net	—	27,000
Other liabilities, non-current	6,847	6,049
Total liabilities	538,431	551,581

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	236,581	209,603
Retained earnings	64,393	35,980
Total stockholders' equity	300,974	245,583
Total liabilities and stockholders' equity	$839,405	$797,164

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$28,413	$23,758
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,830	3,189
Stock-based compensation	16,541	6,513
Bad debt expense	1,239	3,460
Other	2,725	(968)
Changes in operating assets and liabilities:
Accounts receivable	(50,348)	(6,853)
Prepaid expenses and other assets	(2,702)	(11,643)
Accounts payable	11,220	(28,527)
Accrued expenses and other liabilities	491	(900)
Net cash provided by (used in) operating activities	12,409	(11,971)
INVESTING ACTIVITIES:
Purchases of property and equipment	(6,585)	(6,707)
Capitalized software development costs	(2,772)	(1,811)
Net cash used in investing activities	(9,357)	(8,518)
FINANCING ACTIVITIES:
Repayment on line of credit	(27,000)	—
Payment of debt financing costs	—	(120)
Payment of financing obligations	—	(321)
Proceeds from exercise of stock options	3,209	1,124
Proceeds from employee stock purchase plan	7,014	2,294
Taxes paid related to net settlement of restricted stock awards	(544)	(29)
Net cash provided by (used in) financing activities	(17,321)	2,948
Decrease in cash and cash equivalents	(14,269)	(17,541)
Cash and cash equivalents—Beginning of period	155,950	133,400
Cash and cash equivalents—End of period	$141,681	$115,859

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income	$19,343	$18,849	$28,413	$23,758
Add back:
Depreciation and amortization expense	2,579	1,696	4,830	3,189
Stock-based compensation expense	9,258	4,191	16,541	6,513
Interest expense (income), net	(32)	413	124	777
Secondary offering costs	—	583	—	1,523
Provision for (benefit from) income taxes	5,755	(458)	5,915	(4,223)
Adjusted EBITDA	$36,903	$25,274	$55,823	$31,537

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net income	$19,343	$18,849	$28,413	$23,758
Add back (deduct):
Stock-based compensation expense	9,258	4,191	16,541	6,513
Secondary offering costs	—	583	—	1,523
Adjustment for income taxes	(1,364)	(602)	(2,390)	(926)
Non-GAAP net income	$27,237	$23,021	$42,564	$30,868

GAAP diluted EPS	$0.43	$0.43	$0.63	$0.54
Non-GAAP diluted EPS	$0.60	$0.52	$0.95	$0.71

Weighted average shares outstanding—diluted	45,242	43,944	44,895	43,752

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Austin Rotter
Associate Vice President, 5WPR
arotter@5wpr.com
646-862-6866